EMPLOYMENT AGREEMENT

     THIS AGREEMENT, made and entered into this 6th day of January, 1998, is by and between KENNETH R. BUDD (hereinafter referred to as "Employee") and AgriBioTech, Inc., a Nevada Corporation and Lofts Seeds, Inc. (hereinafter collectively referred to as "Corporation").

                                   WITNESSETH

     WHEREAS, the Corporation desires to initially employ the Employee as Director of Operations for facilities east of the Mississippi River, and for the similar duties as Employee performed for Lofts Seeds, Inc. and affiliated companies prior to the Agreement and Plan of reorganization (the "Reorganization Agreement") agreement dated this 1st day of December, 1997 by and between AgriBioTech, Inc., Lofts Seed, Inc. (including Great Western), Sunbelt Seed, and Budd Seed (collectively "Lofts") and Lofts Mergerco and each shareholder of Lofts Seeds, Inc. and Budd Seed, Inc., et. al., (the "Purchase Agreement"); and

     WHEREAS,   the  Employee   desires  to  accept  such  employment  with  the
Corporation; and

     WHEREAS, the Employee and the Corporation desire to set forth their employment relationship in a written agreement.

     NOW THEREFORE, in consideration of the mutual promises and covenants herein set forth, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follow:

ARTICLE 1.00 - EMPLOYMENT

     1.01 EMPLOYMENT. The Corporation hereby offers to employ the Employee as Director of Operations, East Coast and as manager of Lofts upon the terms and conditions hereinafter set forth and the Employee accepts such offer and agrees to abide by the terms and conditions hereof, and the terms and conditions of the Corporation's and its affiliated corporations Articles of Incorporation, its Bylaws and Employment Procedures Manual.

     1.02 DUTIES. Employee shall perform duties for Corporation equivalent to duties prior to closing of the Purchase Agreement and such additional duties as may be required to manage Corporation operations and facilities east of the
Mississippi River. Employee shall perform all services reasonably required by the Corporation in furtherance of the Corporation's business purposes as determined, from time to time, by the Board of Directors of the Corporation. In addition and as part of his duties hereunder, the Employee shall, if elected to such position, serve as an officer and/or director of the Corporation provided that the Employee is indemnified by Corporation to the fullest extent permitted by Nevada law. Nothing contained in this Agreement shall require the Corporation, its shareholders or directors, to cause the election of the Employee as an officer and/or director or the Corporation.

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

ARTICLE 2.00 - TERM AND TERMINATION

     2.01 TERM. Employment, under this Agreement, shall commence upon closing of the Purchase Agreement. Such employment shall continue for five years or until terminated per this Agreement. Employment terms after this five-year period shall be mutually negotiated.

     2.02 TERMINATION. The Corporation may, by giving zero (0) days notice to the Employee, terminate this Agreement with cause. Cause shall be defined as the performance of illegal acts, excluding minor traffic violations, or repeated failure to perform the duties of employment after written documentation of failure to perform and written notice and a reasonable opportunity to cure. Notwithstanding the above, this Agreement shall terminate immediately upon the death of the Employee, and shall terminate upon ten (10) working days notice by the Corporation if, in the opinion of the Corporation, Employee becomes unable to perform services required pursuant to this Agreement because of illness or injury. In order to be grounds for termination, the injury or illness should be serious enough to prevent performance for 120 consecutive days or more. Any decision to terminate this Agreement by the Corporation shall not be voted upon by the Employee in any capacity whatsoever. In no event shall termination of this Agreement relieve the parties hereto of any rights or obligations which survive the termination of this Agreement as set forth herein. The Corporation or Employee may after the second anniversary date, by giving twelve months notice to the other party, terminate this agreement without cause anytime after the 36th month of employment. If Employee terminates, employee forfeits all further option vesting and is entitled to no ongoing salary/benefits except as permitted by law (Cobra for example).

ARTICLE 3.00 - COMPENSATION

     3.01 SALARY. The Corporation covenants and agrees to pay Employee, as consideration for his services, a salary of ONE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($125,000.00) per year payable in equal biweekly installments, less payroll deductions for income tax, FICA, withholding and any other deductions as authorized by the Employee.

     3.02 STOCK OPTIONS. For the purpose of causing the Employee's compensation to equal the reasonable value of his services to the Corporation and to reflect any outstanding contribution to the Corporation's revenue by Employee, the Corporation will issue Employee, in addition to the salary for services described in Section 3.01 above, stock options as follows:

     Employee shall be granted options to purchase 150,000 shares of AgriBioTech, Inc. common stock upon closing of the Purchase Agreement and signing of this Employment Agreement. Said options shall vest and be exercisable on the following schedule.

The 150,000 options shall vest as follows:
     i) 25,000 options shall vest at closing and shall be exercisable through the 6th anniversary of closing at a purchase price of $8.50 per share.

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

     ii) 25,000 options shall vest on the first anniversary of closing of the Purchase Agreement provided Employee continues his employment with Corporation and shall be exercisable through the 6th anniversary of closing at a purchase price of $8.50 per share.
     iii) 25,000 options shall vest on the second anniversary of closing of the Purchase Agreement provided Employee continues his employment with Corporation and shall be exercisable through the 6th anniversary of closing at a purchase price of $8.50 per share.
     iv) 25,000 options shall vest on the third anniversary of closing of the Purchase Agreement provided Employee continues his employment with Corporation and shall be exercisable through the 6th anniversary of closing at a purchase price of $8.50 per share.
     v) 25,000 options shall vest on the fourth anniversary of closing of the Purchase Agreement provided Employee continues his employment with Corporation and shall be exercisable through the 6th anniversary of closing at a purchase price of $8.50 per share.
     vi) 25,000 options shall vest on the fifth anniversary of closing of the Purchase Agreement provided Employee continues his employment with Corporation and shall be exercisable through the 6th anniversary of closing at a purchase price of $8.50 per share.

     All options  shall vest in  accordance  with the Stock Option  Agreement as
attached  to  Purchase  Agreement  Exhibit  3D  if  Corporation   breaches  this
Agreement.

     3.03 BONUS. Employee and Corporation shall mutually develop a "Performance Goal" for 1998 and 1999. For this purpose, the "Performance Goal" for each of 1998 and 1999 shall be the Net Income budget for the year for operations for which Employee is directly responsible, as reasonably agreed by Corporation and Employee. The determination of Net Income for each such year shall be made by Corporation within 60 days following the close of the year in good faith in a manner consistent with the methods used to prepare the budget for such year.

     Employee shall receive a cash bonus based on the schedule in the table below for achieving the stated level of achievement.


       Percentage of Performance Goal                       Cash Bonus ($)
       ------------------------------                       --------------
       85%                                                  $0
       ------------------------------                       --------------
       100%                                                 $200,000
       ------------------------------                       --------------
       115%                                                 $230,000
       ------------------------------                       --------------

     In addition Employee will receive 20% of the total net savings of expenses achieved through the consolidation of any and all ABT facilities and branches east of the Mississippi.

     3.04 NON-COMPETE COMPENSATION. In addition to Employee's pro-rata portion of the $717,000 non-compete allocated to Employee relative to the purchase, Employee shall be paid $50,000 per year, for 3 years, specifically for non-compete compensation after employee ceases employment with Corporation. Such compensation shall be paid quarterly in arrears and payment is subject to Employee being in compliance with the non-compete terms of this agreement.

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

     3.05 VACATION. During the term of this Agreement, the Employee shall be entitled to a vacation of reasonable length (by the current Corporation policy) during which time Employee's salary shall be paid in full.

ARTICLE 4.00 - SPECIFIC OBLIGATIONS OF THE PARTIES

     4.01 CORPORATION'S OBLIGATIONS. The Corporation shall provide the employee with and pay Employee's expenses for the following:
     A. Such equipment, materials, and supplies as the Employee requires for the performance of his services.
     B. Costs, including tuition, meals, lodging, and transportation incurred by the Employee to attend meetings agreed upon by the Corporation and Employee; and
     C. Corporation shall continue the pre-closing Lofts' car policy for Employee's use through the "useful life of the existing car", thereafter, consistent with general policy of ABT. ABT will assign to Employee the rights to purchase the current car once Corporation no longer desires to lease said car for Employee's use.
     D. Corporation shall provide Employee other benefits, such as insurance and 401(K), consistent with the Corporation's policies.

     4.02 EMPLOYEE'S OBLIGATIONS. The Employee agrees that during the term of this Agreement, he shall:

     A. Faithfully and to the best of his ability and skill serve the Corporation and perform his duties pursuant to this Agreement;
     B.   Maintain records in the manner established by the Corporation; and
     C. Keep current all records, reports, insurance records and clerical work required by Corporation.

     ARTICLE 5.00 - COVENANTS ON NON-COMPETE/PROTECTION OF PROPRIETARY PROPERTY. In the course of its business, Corporation, including its subsidiaries and affiliates, develops and possesses valuable proprietary material and information which may be created by or made available to its employees, and company and its employees have a common interest in protecting.

     Therefore, in consideration of Employee's employment with Corporation and for such additional compensation as may be specified herein, Employee hereby agrees as follows:

     5.01 COVENANT NOT TO COMPETE RELATIVE TO CORPORATION'S PURCHASE OF Lofts Seeds, Inc. Pursuant to the Purchase Agreement, Employee agrees not to compete with the Corporation from the date hereof through March 31, 2002 or for a period of three (3) years following the date Employee ceases to be an employee of the Corporation and/or Lofts, whichever is longer. During this non-compete period, Employee shall not sell or solicit any products or services which comprise 5% or more of Corporation sales to any current customers of the Corporation.

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

     Employee acknowledges that breach or threatened violation of any of the restrictive covenants contained in this Section 5.01 may cause irreparable damage to Corporation for which remedies at law would be inadequate. Employee further acknowledges that the restrictive covenants set forth herein are essential terms and conditions of the Purchase Agreement and this Agreement. Corporation shall be entitled to a decree or order by any court of competent jurisdiction enjoining such threatened or actual violation of any of such covenants. Such decree or order, to the extent appropriate, shall specifically enforce the full performance of any such covenant by Employee, and Employee and Corporation hereby consent to the jurisdiction of any such court of competent jurisdiction. This remedy shall be in addition to all other remedies available to Corporation at law or equity. If any portion of this Section 5.01 is adjudicated to be invalid or unenforceable, this Section 5.01 shall be deemed amended to delete therefrom the portion so adjudicated, such deletion to apply only with respect to the operation of this Section 5.01 in the jurisdiction in which such adjudication is made.

     The Corporation agrees to pay Employee cash for specific non-compete compensation, as consideration for the non-compete provision of Section 5.01 of this Employment Agreement. Said cash compensation is defined in section 3.04.

     5.02 TRADE SECRETS. Except as explicitly required in the performance of Employee's duties for the Company, Employee will not use voluntarily (subpoenaed by Court) or disclose in any manner, during or at any time after his employment with the Corporation, any Trade Secrets of the Corporation. "Trade Secrets" shall mean any secret, confidential or proprietary information, knowledge or data, including Inventions, germplasm, and know how of the Corporation or of third parties obtained or created by or made available to Employee during his employment, which is:

     a) of a technical nature, including methods, formulas, compositions, processes, products, germplasm, computer software, apparatus, and similar items; or
     b) of a business nature, including costs, purchasing, profits, markets, sales, customer lists, and similar items; or
     c) related to research and development, including marketing, manufacturing, procedures, planning, engineering, breeding techniques and similar matters.

     Upon termination of Employee's employment with Corporation, or at any other time at the Corporation's request, Employee will deliver promptly, and will not retain without Corporation's prior written consent, all writings, drawings, software or owner records in any form, and all copies thereof, relating to any of the Trade Secrets as defined herein.

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

5.03  INVENTIONS.

     a) Disclosure. Employee will promptly disclose to Corporation in writing, except as excluded in Section 503 (c) of this Agreement, all inventions, discoveries, and improvements in the scope of Employee's employment ("Inventions"), whether involving processes, products, germplasm, services or any aspect of Corporation's business and whether patentable or not, which are made, conceived, or otherwise originated by Employee, either jointly singly on his own or on Corporation time, during the period of his employment with Corporation and one year thereafter.
     b) Assignment. All such Inventions shall belong solely and exclusive to Corporation. To evidence and implement Employee's assignment to Corporation of Employee's entire right, title and interest in such Inventions, Employee will, at Corporation's reasonable request and expense, execute all instruments of Assignment and other documents, and do all other acts and things necessary to assist the Company in lawfully obtaining patents, copyrights or other ownership interests and in the enforcement and protection thereof.
     c) Exception. This Agreement does not apply to an Invention for which no equipment, supplies, facility or trade secret information of Corporation was used and which was developed entirely on Employee's own time, and:

     1)   does not  relate:  (a)  directly  or  indirectly  to the  business  of
          Corporation;   or  (b)  to   Corporation's   actual  or   demonstrably
          anticipated research or development; or
     2)   does not result from any work performed by Employee for Corporation.

     5.04 NOTICE OF AGREEMENT. Corporation may give notice of the existence and terms of this Agreement to anyone else employing Employee or evidencing an intent to employ Employee provided that Corporation uses its best efforts to provide Employee with prior notice of its intent to contact such third party.

ARTICLE 6.00 - GENERAL MATTER.

     6.01 NEVADA LAW. This Agreement shall be governed by the laws of the State of Nevada and shall be construed in accordance therewith.

     6.02 NO WAIVER. No provision of this Agreement may be waived except by an agreement in writing signed by the waiving party. A waiver of any term or provision shall not be construed as waiver of any other term or provision.

     6.03 BINDING EFFECT. This Agreement shall be binding upon the parties, their heirs, executors, administrators, successors or assignees. The parties agree to do any and all things necessary to effectuate the purpose of this Agreement.

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

     6.04 CONSTRUCTION. Throughout this Agreement, the singular shall include the plural; the plural shall include the singular; and the masculine and neuter shall include the feminine, wherever the context so requires.

     6.05 TEXT TO CONTROL. The headings of articles and sections are included solely for convenience of reference. If any conflict between any heading and the text of this agreement exists, the text shall control.

     6.06 SEVERABILITY. If any provision of this agreement is declared by an court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions. On the contrary, such remaining provisions shall be fully severable, and this Agreement shall be construed and enforced as if such invalid provisions never had been inserted in this Agreement.

     6.07 AMENDMENT. This Agreement may be amended, altered or revoked at any time, in whole or in part, by filing with this Agreement a written instrument setting forth such charges, signed by the Corporation and the Employee.

     6.08 ARBITRATION. If the parties are unable to resolve a controversy within thirty (30) days after commencement of meditation thereof, the dispute shall be settled by binding arbitration or by either party initiating an action in a court of competent jurisdiction. Arbitration of any dispute may be initiated by one party by sending a written demand for arbitration to the other party. This demand will specify the matter in dispute and request the appointment of an arbitration panel. The arbitration panel will consist of one arbitrator named by ABT, one arbitrator named by the Employee and a third arbitrator named by the arbitrators so chosen. The arbitration hearing will be conducted by the American Arbitration Association or Center for Public Resources, in accordance with the rules and procedures of the American Arbitration Association. The situs of the arbitration will be Chicago, IL. The arbitrators shall not be empowered to award punitive or exemplary damages to either party.

     6.09 NOTICES. All notices required to be given by this Agreement shall be made in writing either by:

     A. Personal delivery to the party requiring notice and securing a written receipt, or
     B. Mailing notice in the U.S. mails to the last known address of the party requiring notice, which shall be the address shown on the records of the Corporation for the Employee, by certified mail, return receipt requested.

     The effective date of the notice shall be the date of the written receipt received upon delivery in Paragraph A above or four (4) days after the date the notice was delivered to the U.S. mail as posted on the receipt in Paragraph B above.

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

     The parties hereby execute this Employment Agreement on the day and year first written above.

                                       AGRIBIOTECH, INC.

                                       /s/ Kathleen L. Gillespie
                                       -----------------------------------------
                                       Kathleen L. Gillespie, Vice President
EMPLOYEE:

/s/ Kenneth R. Budd
-------------------
Kenneth R. Budd




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